G7 ENTERTAINMENT LTD.

LETTER OF INTENT
 June 20, 2007

FOR THE DEVELOPMENT OF THE RENAISSANCE RESIDENCE PROJECT,
ANTALYA, TURKEY

AMONG

Strategic Internet Investments, Incorporated
Suite 250 – 1090 West Georgia Street,
Vancouver, BC,
V6E 3V7, Canada  - hereinafter referred to as (“SIII”) and,

Mehmet Akkasoglu & Ahmet Akkasoglu & Halil Akkasoglu
Cumhuriyet Cad. Yildiz Ishani No: 80
Antalya, Turkey – hereinafter collectively referred to as the (“LANDOWNERS”) and,

G7 Entertainment Ltd.
Suite 250 – 1090 West Georgia Street,
Vancouver, BC,
V6E 3V7, Canada - hereinafter referred to as (“G7”) and,

Al Habeeb & Al Mokairesh Commercial Brokers (L.L.C.)
P.O. Box 181501,
Dubai, UAE – hereinafter referred to as (“Habeeb”)

Muzaffer Ataman
Hereinafter referred to as (“Ataman”)

This Letter of Intent (the “LOI”) sets out the preliminary duties, responsibilities, terms and conditions of each of the included parties, as referenced above, for the mutual cooperation and construction of the real estate development project know as RENAISSANCE RESIDENCE PROJECT, located on a 8.762 Hectare parcel of land near the Antalya Airport, Lara Beach, Antalya, Turkey (the “Project”).

It is understood by all parties that this LOI dated June 20th, 2007, replaces and supersedes a Letter of Intent between the Parties and MEC-Narmont dated January 2, 2007 which has been cancelled due to non-performance and is no longer in force or effect.  This LOI deals with the basic terms of the agreements that will need to be drafted and implemented between the various parties and by no means should this LOI be considered an exhaustive and comprehensive list of all the terms and conditions required to be incorporated into the necessary agreements as outlined below.

By way of background,

•	The Landowners are the legal registered owners of certain real estate comprising the site of the Project identified as Island 630 Parcel 2 and Island 607 Parcel 5.

•	G7 Enertainment Ltd. Is a British Columbia, Canada registered company who’s shareholders are, or will be, Abbas Salih 51%, the Landowners 40% and Ataman 9%.

•	SIII is a publicly traded company listed on the OTC:BB in the United States and SIII is a related and non-arms length party to Abbas Salih.

•	Abbas Salih and SIII intend to design a financing plan to realize the construction and operation of the PROJECT.

All Parties to this LOI agree without delay to immediately take the necessary steps as outlined below under the terms of this LOI in order to realize the intent of the LOI and thereby progress the development of the Project.

The Landowners will,

a)
Transfer title of the above noted land, identified as Island 630 Parcel 2 and Island 607 Parcel 5 to G7, fully unencumbered such that G7 may use the land title as security on future development loans as required.

b)
Provide a fully independent appraisal of the current market value of the Landowners real estate comprising the Project.  This appraisal is to be conducted by a fully independent reputable real estate firm knowledgeable of real estate in the general area of the Project acceptable to SIII.

c)	Provide an acknowledgement from the Municipality that critical dates of the Projects progress have been complied with and the Project is in good standing from the Ministry’s point of view.

1.	Formation of TurkCo,

a.
Ataman shall immediately make application with Turkish authorities to cause the formation of TurkCo which will hold the ownership rights of the project.  Share ownership of TurkCo will be comprised of G7 90% and Habeeb 10%.  An industry appropriate short name should be chosen by Ataman for TurkCo.

b.	TurkCo and/or G7 shall enter into an industry standard FIDIC construction agreement appointing Kiska Technical Construction Corp. as the construction contractor for the Project.

c.	Ataman will be responsible for and provide the ongoing legal requirements of TurkCo within Turkey and abroad as necessary

2.	Marketing,

TurkCo shall subcontract the marketing of the Project sale units under an agreement to be negotiated between Habeeb and TurkCo.  TurkCo may also choose to subcontract marketing to parties other than Habeeb at all times respecting the rights of Habeeb, which rights are to be defined in a marketing agreement yet to be prepared.

3.	SIII Option(s) to Purchase shares of TurkCo

a.
G7 shall grant an initial option to SIII to purchase, on a pro-rata basis, up to 30% of the outstanding shares of TurkCo for compensation as described below (the “Initial Share Purchase Option”).  SIII may exercise the share purchase option based upon construction progress of the Project as follows,

i.	Upon construction expenditures equal to or greater than 33% of the total budgeted cost, 10% of the outstanding shares of TurkCo may be purchased by SIII.

ii.	Upon construction expenditures equal to or greater than 66% of the total budgeted cost, an additional 10% (cumulative 20%) of the outstanding shares of TurkCo may be purchased by SIII.

iii.	Upon construction expenditures equal to or greater than 100% of the total budgeted cost an additional 10% (cumulative 30%) of the outstanding shares of TurkCo may be purchased by SIII.

SIII, at it’s sole option, may choose to accelerate the share purchases as outlined in sections 3a. i ,ii & iii.

b.
G7 and Habeeb shall grant a secondary option to SIII to purchase on a pro-rata basis the remaining 70% of the outstanding shares of TurkCo at the price as described below, (the “Second Share Purchase Option”). The Second Share Purchase Option may only be exercised by SIII upon full exercise of the Initial Share Purchase Option, unless G7 agrees to allow an earlier exercise as requested by SIII.

c.	Compensation of Initial and Second Share Purchase Options,

i.	SIII shall have the option to pay the full exercise price of the Share Purchase Options either in cash, or by issuing common shares of SIII as described below,

ii.	Exercise in Shares

1.
Should SIII elect to issue common shares as payment of the options exercised, the common shares shall be issued as of the date of the exercise notice delivered to G7 by SIII, (the “Exercise Date(s)”) under a Restricted Rule 144 Reg. S share issuance.

The shares to be issued will be issued at the higher value of either, USD $2.00 per share, or the discounted market price of SIII share, as quoted on the OTC:BB Stock Exchange where the “Discounted Market Price” is defined by calculating the average previous 10 day closing price of SIII shares as of the Exercise Date in question and reducing that price by minus 25%.

The above terms have been acknowledged and agreed to by the Parties to this LOI as of the date set out opposite their signature below.

“Signed”_____________________________
Strategic Internet Investments, Incorporated

“Signed”__________________________________
Mehmet Akkasoglu

“Signed”__________________________________
Ahmet Akkasoglu

“Signed”__________________________________
Halil Akkasoglu

“Signed”_____________________________________
G7 Entertainment Ltd.

“Signed”_______________________________________
Al Habeeb & Al Mokairesh Commercial Brokers (L.L.C.)

“Signed”_______________________________________
Muzaffer Ataman